Exhibit 23.2

WILLIAMSON PETROLEUM CONSULTANTS, INC.

TEXAS REGISTERED ENGINEERING FIRM F-81

303 VETERANS AIRPARK LANE, SUITE 1100

MIDLAND, TEXAS 79705

PHONE: 432-685-6100

FAX: 432-685-3909

E-MAIL: WPC@WPC-INC.COM

CONSENT OF INDEPENDENT ENGINEERS

As independent oil and gas consultants, Williamson Petroleum Consultants, Inc. hereby consents to the use of our report entitled “Evaluation of Oil and Gas Reserves to the Interests of Clayton Williams Energy, Inc. in Certain Domestic Oil and Gas Reserves and to the Interests of Warrior Gas Company in the Gataga Gas Unit No. 5A, Vermejo (Ellenburger) Field, Loving County, Texas Effective December 31, 2015, for Disclosure to the Securities and Exchange Commission, Williamson Project 5.9680” dated February 19, 2016 and data extracted therefrom (and all references to our Firm) included in or made a part of the Form 10-K Annual Report for the year ended December 31, 2015 which is incorporated by reference into this Registration Statement on Form S-8.

/s/ WILLIAMSON PETROLEUM CONSULTANTS, INC.

Midland, Texas
August 24, 2016